KEYCORP REPORTS THIRD QUARTER 2022 NET INCOME OF $513 MILLION,
OR $.55 PER DILUTED COMMON SHARE
Revenue up from the prior quarter and year-ago period

Continued loan growth driven by commercial and consumer businesses

Strong credit quality with net charge-offs to average loans of 15 basis points

Positive operating leverage compared to the prior quarter and year-ago period

    CLEVELAND, October 20, 2022 - KeyCorp (NYSE: KEY) today announced net income from continuing operations attributable to Key common shareholders of $513 million, or $.55 per diluted common share for the third quarter of 2022. This compared to $504 million, or $.54 per diluted common share, for the second quarter of 2022 and $616 million, or $.65 per diluted common share, for the third quarter of 2021.

KeyCorp Reports Third Quarter 2022 Profit
October 20, 2022

Selected Financial Highlights

Dollars in millions, except per share data				Change 3Q22 vs.
	3Q22	2Q22	3Q21	2Q22	3Q21
Income (loss) from continuing operations attributable to Key common shareholders	$513	$504	$616	1.8%	(16.7)%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.55	.54	.65	1.9	(15.4)
Return on average tangible common equity from continuing operations (a)	21.19%	20.90%	18.55%	N/A	N/A
Return on average total assets from continuing operations	1.14	1.16	1.41	N/A	N/A
Common Equity Tier 1 ratio (b)	9.1	9.2	9.6	N/A	N/A
Book value at period end	$11.62	$13.48	$16.82	(13.8)	(30.9)
Net interest margin (TE) from continuing operations	2.74%	2.61%	2.47%	N/A	N/A

(a)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “Return on average tangible common equity from continuing operations.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(b)September 30, 2022 ratio is estimated.
TE = Taxable Equivalent, N/A = Not Applicable

INCOME STATEMENT HIGHLIGHTS

Revenue

Dollars in millions				Change 3Q22 vs.
	3Q22	2Q22	3Q21	2Q22	3Q21
Net interest income (TE)	$1,203	$1,104	$1,025	9.0%	17.4%
Noninterest income	683	688	797	(.7)	(14.3)
Total revenue	$1,886	$1,792	$1,822	5.2%	3.5%

TE = Taxable Equivalent
Taxable-equivalent net interest income was $1.2 billion for the third quarter of 2022 and the net interest margin was 2.74%. Compared to the third quarter of 2021, net interest income increased $178 million and the net interest margin increased by 27 basis points. Net interest income benefited from higher earning asset balances, a favorable balance sheet mix, and higher interest rates. Net interest income and the net interest margin were negatively impacted by the sale of the indirect auto loan portfolio in the third quarter of 2021 and lower loan fees from the Paycheck Protection Program ("PPP").

Compared to the second quarter of 2022, taxable-equivalent net interest income increased by $99 million and the net interest margin increased by 13 basis points. Net interest income and the net interest margin benefited from higher interest rates and loan growth, partly offset by higher interest-bearing deposit costs and a decline in deposit balances. Net interest income also benefited from one additional day in the quarter.

Noninterest Income

Dollars in millions				Change 3Q22 vs.
	3Q22	2Q22	3Q21	2Q22	3Q21
Trust and investment services income	$127	$137	$129	(7.3)%	(1.6)%
Investment banking and debt placement fees	154	149	235	3.4	(34.5)
Service charges on deposit accounts	92	96	91	(4.2)	1.1
Operating lease income and other leasing gains	19	28	37	(32.1)	(48.6)
Corporate services income	96	96	74	—	29.7
Cards and payments income	91	85	111	7.1	(18.0)
Corporate-owned life insurance income	33	35	33	(5.7)	—
Consumer mortgage income	14	14	33	—	(57.6)
Commercial mortgage servicing fees	44	45	34	(2.2)	29.4
Other income	13	3	20	333.3	(35.0)
Total noninterest income	$683	$688	$797	(.7)%	(14.3)%

KeyCorp Reports Third Quarter 2022 Profit
October 20, 2022

    Compared to the third quarter of 2021, noninterest income decreased by $114 million. The decrease was largely driven by investment banking and debt placement fees, down $81 million, reflecting a slowdown in capital markets activity. Cards and payments income decreased $20 million as a result of lower levels of prepaid card activity. Additionally, consumer mortgage income decreased $19 million, reflecting lower gain on sale margins. Partially offsetting the decrease were increases in corporate services income and commercial mortgage servicing fees, which increased $22 million and $10 million, respectively.

Compared to the second quarter of 2022, noninterest income decreased by $5 million. The decline was driven by trust and investment services income, which decreased $10 million, primarily reflecting the decline in the equity markets, and operating lease income, which declined $9 million. Partially offsetting the decrease were increases in cards and payments income and investment banking and debt placement fees, which increased $6 million and $5 million, respectively.

Noninterest Expense

Dollars in millions				Change 3Q22 vs.
	3Q22	2Q22	3Q21	2Q22	3Q21
Personnel expense	$655	$607	$640	7.9%	2.3%
Nonpersonnel expense	451	471	472	(4.2)	(4.4)
Total noninterest expense	$1,106	$1,078	$1,112	2.6%	(.5)%

    Key’s noninterest expense was $1.1 billion for the third quarter of 2022, a decrease of $6 million from the year-ago period. Nonpersonnel expense decreased $21 million, driven by a decline in other expense and business services and professional fees, down $10 million and $9 million, respectively. Personnel expense increased $15 million, reflecting the impact of higher contract labor related to technology initiatives and a decline in deferred salaries due to lower loan originations. This was partly offset by a decrease in incentive and stock-based compensation as a result of lower production-related incentives, and a decline in employee benefits expense.

    Compared to the second quarter of 2022, noninterest expense increased $28 million, driven by personnel expense, which increased $48 million. The increase in personnel expense reflects seasonal staffing levels, an increase in incentive compensation related to the relative share price change, and a decline in deferred salaries due to lower loan originations. Partly offsetting the increase in noninterest expense was a $20 million decrease in nonpersonnel expense, related to a broad-based decline across expense categories.

BALANCE SHEET HIGHLIGHTS

Average Loans

Dollars in millions				Change 3Q22 vs.
	3Q22	2Q22	3Q21	2Q22	3Q21
Commercial and industrial (a)	$56,151	$53,858	$49,868	4.3%	12.6%
Other commercial loans	22,200	21,173	19,362	4.9	14.7
Total consumer loans	36,067	34,107	30,908	5.7	16.7
Total loans	$114,418	$109,138	$100,138	4.8%	14.3%

(a)Commercial and industrial average loan balances include $162 million, $153 million, and $137 million of assets from commercial credit cards at September 30, 2022, June 30, 2022, and September 30, 2021, respectively.

Average loans were $114.4 billion for the third quarter of 2022, an increase of $14.3 billion compared to the third quarter of 2021. Commercial loans increased by $9.1 billion, reflecting core commercial and industrial loan growth, which mitigated the impact of a $4.0 billion decline in PPP balances, and an increase in commercial mortgage real estate loans. Consumer loans increased $5.2 billion, largely driven by Key's consumer mortgage business and Laurel Road, partly offset by the sale of the indirect auto loan portfolio in the third quarter of 2021.

Compared to the second quarter of 2022, average loans increased by $5.3 billion. Commercial loans increased $3.3 billion, reflecting growth in commercial and industrial loans and commercial mortgage real estate loans. Consumer loans increased $2.0 billion, driven by Key's consumer mortgage business.

KeyCorp Reports Third Quarter 2022 Profit
October 20, 2022

Average Deposits

Dollars in millions				Change 3Q22 vs.
	3Q22	2Q22	3Q21	2Q22	3Q21
Non-time deposits	$140,169	$144,012	$142,537	(2.7)%	(1.7)%
Certificates of deposit ($100,000 or more)	1,347	1,487	1,975	(9.4)	(31.8)
Other time deposits	2,713	1,972	2,404	37.6	12.9
Total deposits	$144,229	$147,471	$146,916	(2.2)%	(1.8)%

Cost of total deposits	.16%	.06%	.04%	N/A	N/A

N/A = Not Applicable

    Average deposits totaled $144.2 billion for the third quarter of 2022, a decrease of $2.7 billion compared to the year-ago quarter. The decrease reflects declines in non-operating commercial deposit balances, partially offset by an increase in retail deposits.

Compared to the second quarter of 2022, average deposits decreased by $3.2 billion, reflecting declines in retail balances and declines in non-operating commercial deposit balances relative to the prior quarter.

ASSET QUALITY

Dollars in millions				Change 3Q22 vs.
	3Q22	2Q22	3Q21	2Q22	3Q21
Net loan charge-offs	$43	$44	$29	(2.3)%	48.3%
Net loan charge-offs to average total loans	.15%	.16%	.11%	N/A	N/A
Nonperforming loans at period end	$390	$429	$554	(9.1)	(29.6)
Nonperforming assets at period end	419	463	599	(9.5)	(30.1)
Allowance for loan and lease losses	1,144	1,099	1,084	4.1	5.5
Allowance for credit losses	1,338	1,272	1,236	5.2	8.3
Provision for credit losses	109	45	(107)	142.2	201.9

Allowance for loan and lease losses to nonperforming loans	293.3%	256.2%	195.7%	N/A	N/A
Allowance for credit losses to nonperforming loans	343.1	296.5	223.1	N/A	N/A

N/A = Not Applicable

    Key's provision for credit losses was $109 million, compared to a net benefit of $107 million in the third quarter of 2021 and provision of $45 million in the second quarter of 2022. The increase from prior periods reflects the change in the economic outlook.

    Net loan charge-offs for the third quarter of 2022 totaled $43 million, or 0.15% of average total loans. These results compare to $29 million, or 0.11%, for the third quarter of 2021 and $44 million, or 0.16%, for the second quarter of 2022. Key’s allowance for credit losses was $1.3 billion, or 1.15% of total period-end loans at September 30, 2022, compared to 1.25% at September 30, 2021, and 1.13% at June 30, 2022.

    At September 30, 2022, Key’s nonperforming loans totaled $390 million, which represented 0.34% of period-end portfolio loans. These results compare to 0.56% at September 30, 2021, and 0.38% at June 30, 2022. Nonperforming assets at September 30, 2022, totaled $419 million, and represented 0.36% of period-end portfolio loans and OREO and other nonperforming assets. These results compare to 0.61% at September 30, 2021, and 0.41% at June 30, 2022.

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at September 30, 2022.

KeyCorp Reports Third Quarter 2022 Profit
October 20, 2022

Capital Ratios

	9/30/2022	6/30/2022	9/30/2021
Common Equity Tier 1 (a)	9.1%	9.2%	9.6%
Tier 1 risk-based capital (a)	10.6	10.4	10.9
Total risk-based capital (a)	12.7	12.0	12.7
Tangible common equity to tangible assets (b)	4.3	5.3	7.0
Leverage (a)	8.9	8.6	8.4

(a)September 30, 2022 ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.
(b)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

Key's capital position remained strong in the third quarter of 2022. As shown in the preceding table, at September 30, 2022, Key’s estimated Common Equity Tier 1 and Tier 1 risk-based capital ratios stood at 9.1% and 10.6%, respectively. Key's tangible common equity ratio was 4.3% at September 30, 2022.

    Key elected the CECL phase-in option provided by regulatory guidance which delayed for two years the estimated impact of CECL on regulatory capital and phases it in over three years beginning in 2022. Effective for the first quarter 2022, Key is now in the three-year transition period. On a fully phased-in basis, Key's Common Equity Tier 1 ratio would be reduced by 12 basis points.

Summary of Changes in Common Shares Outstanding

In thousands				Change 3Q22 vs.
	3Q22	2Q22	3Q21	2Q22	3Q21
Shares outstanding at beginning of period	932,643	932,398	960,276	—%	(2.9)%
Open market repurchases, repurchases under the accelerated repurchase program, and return of shares under employee compensation plans	(3)	(24)	(29,923)	(87.5)	(100.0)
Shares issued under employee compensation plans (net of cancellations)	298	269	191	10.8	56.0
Shares outstanding at end of period	932,938	932,643	930,544	—%	.3%

    During the third quarter of 2022, Key declared a dividend of $.195 per common share. Additionally, the KeyCorp Board of Directors approved an extension of the remaining $790 million existing share repurchase authorization through the third quarter of 2023.

LINE OF BUSINESS RESULTS

    The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

KeyCorp Reports Third Quarter 2022 Profit
October 20, 2022

Major Business Segments

Dollars in millions				Change 3Q22 vs.
	3Q22	2Q22	3Q21	2Q22	3Q21
Revenue from continuing operations (TE)
Consumer Bank	$891	$824	$870	8.1%	2.4%
Commercial Bank	889	842	884	5.6	.6
Other (a)	106	126	68	(15.9)	55.9
Total	$1,886	$1,792	$1,822	5.2%	3.5%

Income (loss) from continuing operations attributable to Key
Consumer Bank	$142	$107	$241	32.7%	(41.1)%
Commercial Bank	295	317	379	(6.9)	(22.2)
Other (a)	103	106	23	(2.8)	347.8
Total	$540	$530	$643	1.9%	(16.0)%

(a)Other includes other segments that consists of corporate treasury, our principal investing unit, and various exit portfolios as well as reconciling items which primarily represents the unallocated portion of nonearning assets of corporate support functions. Charges related to the funding of these assets are part of net interest income and are allocated to the business segments through noninterest expense. Reconciling items also includes intercompany eliminations and certain items that are not allocated to the business segments because they do not reflect their normal operations.
TE = Taxable Equivalent

Consumer Bank

Dollars in millions				Change 3Q22 vs.
	3Q22	2Q22	3Q21	2Q22	3Q21
Summary of operations
Net interest income (TE)	$632	$570	$582	10.9%	8.6%
Noninterest income	259	254	288	2.0	(10.1)
Total revenue (TE)	891	824	870	8.1	2.4
Provision for credit losses	37	8	(38)	362.5	197.4
Noninterest expense	667	676	591	(1.3)	12.9
Income (loss) before income taxes (TE)	187	140	317	33.6	(41.0)
Allocated income taxes (benefit) and TE adjustments	45	33	76	36.4	(40.8)
Net income (loss) attributable to Key	$142	$107	$241	32.7%	(41.1)%

Average balances
Loans and leases	$42,568	$40,827	$39,854	4.3%	6.8%
Total assets	45,638	43,877	43,039	4.0	6.0
Deposits	90,044	91,273	89,278	(1.3)	.9

Assets under management at period end	$47,846	$49,003	$52,867	(2.4)%	(9.5)%

TE = Taxable Equivalent

KeyCorp Reports Third Quarter 2022 Profit
October 20, 2022

Additional Consumer Bank Data

Dollars in millions				Change 3Q22 vs.
	3Q22	2Q22	3Q21	2Q22	3Q21
Noninterest income
Trust and investment services income	$99	$104	$105	(4.8)%	(5.7)%
Service charges on deposit accounts	56	59	56	(5.1)	—
Cards and payments income	64	62	62	3.2	3.2
Consumer mortgage income	13	14	33	(7.1)	(60.6)
Other noninterest income	27	15	32	80.0	(15.6)
Total noninterest income	$259	$254	$288	2.0%	(10.1)%

Average deposit balances
NOW and money market deposit accounts	$56,696	$57,891	$56,402	(2.1)%	.5%
Savings deposits	7,556	7,515	6,749	.5	12.0
Certificates of deposit ($100,000 or more)	1,238	1,375	1,846	(10.0)	(32.9)
Other time deposits	1,838	1,966	2,398	(6.5)	(23.4)
Noninterest-bearing deposits	22,716	22,526	21,883	.8	3.8
Total deposits	$90,044	$91,273	$89,278	(1.3)%	.9%

Other data
Branches	976	978	1,000
Automated teller machines	1,270	1,284	1,316

Consumer Bank Summary of Operations (3Q22 vs. 3Q21)

•Net income attributable to Key of $142 million for the third quarter of 2022, compared to $241 million for the year-ago quarter
•Taxable-equivalent net interest income increased by $50 million, or 8.6%, compared to the third quarter of 2021, driven by higher earning assets, partially offset by the sale of the indirect auto loan portfolio
•Average loans and leases increased $2.7 billion, or 6.8%, from the third quarter of 2021, driven by loan growth in consumer mortgage and Laurel Road, partly offset by the sale of the indirect auto loan portfolio
•Average deposits increased $766 million, or 0.9%, from the third quarter of 2021, driven by higher retail deposits
•Provision for credit losses increased $75 million compared to the third quarter of 2021, due to an increase in the provision in the current quarter, reflecting the change in the economic outlook, as well as a reserve release in the year-ago period as uncertainty caused by the pandemic subsided
•Noninterest income decreased $29 million from the year-ago quarter, driven by lower consumer mortgage income, reflecting lower gain on sale margins, as well as a decline in trust and investment services, reflecting lower equity markets
•Noninterest expense increased $76 million, or 12.9%, from the year-ago quarter, primarily driven by an increase in personnel expense

KeyCorp Reports Third Quarter 2022 Profit
October 20, 2022

Commercial Bank

Dollars in millions				Change 3Q22 vs.
	3Q22	2Q22	3Q21	2Q22	3Q21
Summary of operations
Net interest income (TE)	$495	$438	$407	13.0%	21.6%
Noninterest income	394	404	477	(2.5)	(17.4)
Total revenue (TE)	889	842	884	5.6	.6
Provision for credit losses	74	37	(69)	100.0	207.2
Noninterest expense	450	410	470	9.8	(4.3)
Income (loss) before income taxes (TE)	365	395	483	(7.6)	(24.4)
Allocated income taxes and TE adjustments	70	78	104	(10.3)	(32.7)
Net income (loss) attributable to Key	$295	$317	$379	(6.9)%	(22.2)%

Average balances
Loans and leases	$71,464	$67,825	$59,856	5.4%	19.4%
Loans held for sale	1,036	1,016	1,190	2.0	(12.9)
Total assets	81,898	78,815	69,227	3.9	18.3
Deposits	52,272	54,846	56,401	(4.7)%	(7.3)%

TE = Taxable Equivalent

Additional Commercial Bank Data

Dollars in millions				Change 3Q22 vs.
	3Q22	2Q22	3Q21	2Q22	3Q21
Noninterest income
Trust and investment services income	$29	$33	$24	(12.1)%	20.8%
Investment banking and debt placement fees	153	150	234	2.0	(34.6)
Operating lease income and other leasing gains	19	27	37	(29.6)	(48.6)

Corporate services income	89	87	67	2.3	32.8
Service charges on deposit accounts	36	36	34	—	5.9
Cards and payments income	19	23	44	(17.4)	(56.8)
Payments and services income	144	146	145	(1.4)	(0.7)

Commercial mortgage servicing fees	44	45	34	(2.2)	29.4
Other noninterest income	5	3	3	66.7	66.7
Total noninterest income	$394	$404	$477	(2.5)%	(17.4)%

Commercial Bank Summary of Operations (3Q22 vs. 3Q21)

•Net income attributable to Key of $295 million for the third quarter of 2022 compared to $379 million for the year-ago quarter
•Taxable-equivalent net interest income increased by $88 million, or 21.6%, compared to the third quarter of 2021, reflecting growth in commercial and industrial loans and commercial real estate loans, as well as higher interest rates
•Average loan and lease balances increased $11.6 billion, or 19.4%, compared to the third quarter of 2021, due to growth in commercial and industrial loans and commercial mortgage real estate loans
•Average deposit balances decreased $4.1 billion compared to the third quarter of 2021, driven by a decline in non-operating deposits
•Provision for credit losses increased $143 million compared to the third quarter of 2021, due to an increase in the provision in the current quarter, reflecting the change in the economic outlook, as well as a reserve release in the year-ago period as uncertainty caused by the pandemic subsided
•Noninterest income decreased $83 million from the year-ago quarter, driven by lower investment banking and debt placement fees and lower cards and payments income, partially offset by an increase in corporate services income
•Noninterest expense decreased $20 million from the third quarter of 2021, driven by lower incentive compensation and lower operating lease expense

KeyCorp Reports Third Quarter 2022 Profit
October 20, 2022

*******************************************

KeyCorp's roots trace back nearly 200 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $190.1 billion at September 30, 2022.

Key provides deposit, lending, cash management, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of approximately 1,000 branches and approximately 1,300 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports Third Quarter 2022 Profit
October 20, 2022

CONTACTS:

ANALYSTS	MEDIA
Vernon L. Patterson	Susan Donlan
216.689.0520	216.471.3133
Vernon_Patterson@KeyBank.com	Susan_E_Donlan@KeyBank.com

Melanie S. Kaiser	Beth Strauss
216.689.4545	216.471.2787
Melanie_S_Kaiser@KeyBank.com	Beth_A_Strauss@KeyBank.com

Halle A. Nichols	Twitter: @keybank
216.471.2184
Halle_A_Nichols@KeyBank.com

INVESTOR RELATIONS:	KEY MEDIA NEWSROOM:
www.key.com/ir	www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key’s actual results to differ from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2021, as well as in KeyCorp’s subsequent SEC filings, all of which have been or will be filed with the Securities and Exchange Commission (the “SEC”) and are or will be available on Key’s website (www.key.com/ir) and on the SEC’s website (www.sec.gov). These factors may include, among others, deterioration of commercial real estate market fundamentals, adverse changes in credit quality trends, declining asset prices, a worsening of the U.S. economy due to financial, political, or other shocks, the extensive regulation of the U.S. financial services industry, and the impact of the COVID-19 global pandemic on us, our clients, our third-party service providers, and the markets. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

Notes to Editors:
A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 8:00 a.m. ET, on October 20, 2022. A replay of the call will be available through October 29, 2022.
For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports Third Quarter 2022 Profit
October 20, 2022

KeyCorp
Third Quarter 2022
Financial Supplement

Page
12	Financial Highlights
14	GAAP to Non-GAAP Reconciliation
16	Consolidated Balance Sheets
17	Consolidated Statements of Income
18	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
20	Noninterest Expense
20	Personnel Expense
21	Loan Composition
21	Loans Held for Sale Composition
21	Summary of Changes in Loans Held for Sale
22	Summary of Loan and Lease Loss Experience From Continuing Operations
23	Asset Quality Statistics From Continuing Operations
23	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
23	Summary of Changes in Nonperforming Loans From Continuing Operations
24	Line of Business Results

KeyCorp Reports Third Quarter 2022 Profit
October 20, 2022

Financial Highlights
(Dollars in millions, except per share amounts)
	Three months ended
	9/30/2022	6/30/2022	9/30/2021
Summary of operations
Net interest income (TE)	$1,203	$1,104	$1,025
Noninterest income	683	688	797
Total revenue (TE)	1,886	1,792	1,822
Provision for credit losses	109	45	(107)
Noninterest expense	1,106	1,078	1,112
Income (loss) from continuing operations attributable to Key	540	530	643
Income (loss) from discontinued operations, net of taxes	2	3	2
Net income (loss) attributable to Key	542	533	645

Income (loss) from continuing operations attributable to Key common shareholders	513	504	616
Income (loss) from discontinued operations, net of taxes	2	3	2
Net income (loss) attributable to Key common shareholders	515	507	618

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.55	$.54	$.65
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.55	.55	.66

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.55	.54	.65
Income (loss) from discontinued operations, net of taxes — assuming dilution	—	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	.55	.54	.65

Cash dividends declared	.195	.195	.185
Book value at period end	11.62	13.48	16.82
Tangible book value at period end	8.56	10.40	13.80
Market price at period end	16.02	17.23	21.62

Performance ratios
From continuing operations:
Return on average total assets	1.14%	1.16%	1.41%
Return on average common equity	16.33	16.17	15.28
Return on average tangible common equity (b)	21.19	20.90	18.55
Net interest margin (TE)	2.74	2.61	2.47
Cash efficiency ratio (b)	58.0	59.5	60.2

From consolidated operations:
Return on average total assets	1.14%	1.16%	1.41%
Return on average common equity	16.39	16.27	15.33
Return on average tangible common equity (b)	21.28	21.03	18.61
Net interest margin (TE)	2.73	2.60	2.46
Loan to deposit (c)	81.3	78.3	66.5

Capital ratios at period end
Key shareholders’ equity to assets	7.0%	7.7%	9.4%
Key common shareholders’ equity to assets	5.7	6.7	8.4
Tangible common equity to tangible assets (b)	4.3	5.3	7.0
Common Equity Tier 1 (d)	9.1	9.2	9.6
Tier 1 risk-based capital (d)	10.6	10.4	10.9
Total risk-based capital (d)	12.7	12.0	12.7
Leverage (d)	8.9	8.6	8.4

Asset quality — from continuing operations
Net loan charge-offs	$43	$44	$29
Net loan charge-offs to average loans	.15%	.16%	.11%
Allowance for loan and lease losses	$1,144	$1,099	$1,084
Allowance for credit losses	1,338	1,272	1,236
Allowance for loan and lease losses to period-end loans	.98%	.98%	1.10%
Allowance for credit losses to period-end loans	1.15	1.13	1.25
Allowance for loan and lease losses to nonperforming loans	293.3	256.2	195.7
Allowance for credit losses to nonperforming loans	343.1	296.5	223.1
Nonperforming loans at period-end	$390	$429	$554
Nonperforming assets at period-end	419	463	599
Nonperforming loans to period-end portfolio loans	.34%	.38%	.56%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.36	.41	.61

Trust assets
Assets under management	$47,846	$49,003	$52,867

Other data
Average full-time equivalent employees	17,907	17,414	17,009
Branches	976	978	1,000
Taxable-equivalent adjustment	$7	$7	$9

KeyCorp Reports Third Quarter 2022 Profit
October 20, 2022

Financial Highlights (continued)
(Dollars in millions, except per share amounts)
	Nine months ended
	9/30/2022	9/30/2021
Summary of operations
Net interest income (TE)	$3,327	$3,060
Noninterest income	2,047	2,285
Total revenue (TE)	5,374	5,345
Provision for credit losses	237	(422)
Noninterest expense	3,254	3,259
Income (loss) from continuing operations attributable to Key	1,517	1,985
Income (loss) from discontinued operations, net of taxes	6	11
Net income (loss) attributable to Key	1,523	1,996

Income (loss) from continuing operations attributable to Key common shareholders	1,437	1,905
Income (loss) from discontinued operations, net of taxes	6	11
Net income (loss) attributable to Key common shareholders	1,443	1,916

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$1.55	$1.99
Income (loss) from discontinued operations, net of taxes	.01	.01
Net income (loss) attributable to Key common shareholders (a)	1.56	2.00

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	1.54	1.98
Income (loss) from discontinued operations, net of taxes — assuming dilution	.01	.01
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	1.55	1.99

Cash dividends paid	.59	.56

Performance ratios
From continuing operations:
Return on average total assets	1.10%	1.50%
Return on average common equity	14.48	15.98
Return on average tangible common equity (b)	18.41	19.43
Net interest margin (TE)	2.60	2.53
Cash efficiency ratio (b)	59.9	60.1

From consolidated operations:
Return on average total assets	1.10%	1.50%
Return on average common equity	14.54	16.07
Return on average tangible common equity (b)	18.49	19.54
Net interest margin (TE)	2.60	2.52

Asset quality — from continuing operations
Net loan charge-offs	$120	$165
Net loan charge-offs to average total loans	.15%	.22%

Other data
Average full-time equivalent employees	17,477	17,034

Taxable-equivalent adjustment	20	22
(a)Earnings per share may not foot due to rounding.
(b)The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(c)Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits.
(d)September 30, 2022, ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.

KeyCorp Reports Third Quarter 2022 Profit
October 20, 2022

GAAP to Non-GAAP Reconciliations
(Dollars in millions)
The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on average tangible common equity,” “pre-provision net revenue," and “cash efficiency ratio."

The tangible common equity ratio and the return on average tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for credit losses makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. Management believes this ratio provides greater consistency and comparability between Key’s results and those of its peer banks. Additionally, this ratio is used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended			Nine months ended
	9/30/2022	6/30/2022	9/30/2021	9/30/2022	9/30/2021
Tangible common equity to tangible assets at period-end
Key shareholders’ equity (GAAP)	$13,290	$14,427	$17,510
Less: Intangible assets (a)	2,856	2,868	2,814
Preferred Stock (b)	2,446	1,856	1,856
Tangible common equity (non-GAAP)	$7,988	$9,703	$12,840
Total assets (GAAP)	$190,051	$187,008	$187,035
Less: Intangible assets (a)	2,856	2,868	2,814
Tangible assets (non-GAAP)	$187,195	$184,140	$184,221
Tangible common equity to tangible assets ratio (non-GAAP)	4.27%	5.27%	6.97%
Pre-provision net revenue
Net interest income (GAAP)	$1,196	$1,097	$1,016	$3,307	$3,038
Plus: Taxable-equivalent adjustment	7	7	9	20	22
Noninterest income	683	688	797	2,047	2,285
Less: Noninterest expense	1,106	1,078	1,112	3,254	3,259
Pre-provision net revenue from continuing operations (non-GAAP)	$780	$714	$710	$2,120	$2,086
Average tangible common equity
Average Key shareholders' equity (GAAP)	$14,614	$14,398	$17,899	$15,256	$17,843
Less: Intangible assets (average) (c)	2,863	2,827	2,823	2,835	2,834
Preferred stock (average)	2,148	1,900	1,900	1,984	1,900
Average tangible common equity (non-GAAP)	$9,603	$9,671	$13,176	$10,437	$13,109
Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$513	$504	$616	$1,437	$1,905
Average tangible common equity (non-GAAP)	9,603	9,671	13,176	10,437	13,109

Return on average tangible common equity from continuing operations (non-GAAP)	21.19%	20.90%	18.55%	18.41%	19.43%
Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$515	$507	$618	$1,443	$1,916
Average tangible common equity (non-GAAP)	9,603	9,671	13,176	10,437	13,109

Return on average tangible common equity consolidated (non-GAAP)	21.28%	21.03%	18.61%	18.49%	19.54%

KeyCorp Reports Third Quarter 2022 Profit
October 20, 2022

GAAP to Non-GAAP Reconciliations (continued)
(Dollars in millions)
	Three months ended			Nine months ended
	9/30/2022	6/30/2022	9/30/2021	9/30/2022	9/30/2021
Cash efficiency ratio
Noninterest expense (GAAP)	$1,106	$1,078	$1,112	$3,254	$3,259
Less: Intangible asset amortization	12	12	15	35	44
Adjusted noninterest expense (non-GAAP)	$1,094	$1,066	$1,097	$3,219	$3,215

Net interest income (GAAP)	$1,196	$1,097	$1,016	$3,307	$3,038
Plus: Taxable-equivalent adjustment	7	7	9	20	22
Noninterest income	683	688	797	2,047	2,285
Total taxable-equivalent revenue (non-GAAP)	$1,886	$1,792	$1,822	$5,374	$5,345

Cash efficiency ratio (non-GAAP)	58.0%	59.5%	60.2%	59.9%	60.1%

(a)For the three months ended September 30, 2022, June 30, 2022, and September 30, 2021, intangible assets exclude $2 million, $2 million, and $3 million, respectively, of period-end purchased credit card receivables.
(b)Net of capital surplus.
(c)For the three months ended September 30, 2022, June 30, 2022, and September 30, 2021, average intangible assets exclude $2 million, $2 million, and $3 million, respectively, of average purchased credit card receivables. For the nine months ended September 30, 2022, and September 30, 2021, average intangible assets exclude $2 million, and $4 million, respectively, of average purchased credit card receivables.
GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2022 Profit
October 20, 2022

Consolidated Balance Sheets
(Dollars in millions)

	9/30/2022	6/30/2022	9/30/2021
Assets
Loans	$116,191	$112,390	$98,609
Loans held for sale	1,048	1,306	1,805
Securities available for sale	40,000	42,437	40,594
Held-to-maturity securities	8,163	8,186	8,423
Trading account assets	1,068	809	902
Short-term investments	4,896	2,456	19,608
Other investments	1,272	969	607
Total earning assets	172,638	168,553	170,548
Allowance for loan and lease losses	(1,144)	(1,099)	(1,084)
Cash and due from banks	717	678	763
Premises and equipment	629	638	678
Goodwill	2,752	2,752	2,673
Other intangible assets	106	118	144
Corporate-owned life insurance	4,351	4,343	4,312
Accrued income and other assets	9,535	10,529	8,404
Discontinued assets	467	496	597
Total assets	$190,051	$187,008	$187,035

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$84,168	$83,628	$87,242
Savings deposits	7,860	7,934	7,259
Certificates of deposit ($100,000 or more)	1,269	1,421	1,890
Other time deposits	4,578	1,909	2,315
Total interest-bearing deposits	97,875	94,892	98,706
Noninterest-bearing deposits	46,980	50,973	53,225
Total deposits	144,855	145,865	151,931
Federal funds purchased and securities sold under repurchase agreements	4,224	3,234	228
Bank notes and other short-term borrowings	4,576	2,809	767
Accrued expense and other liabilities	4,849	4,056	3,434
Long-term debt	18,257	16,617	13,165
Total liabilities	176,761	172,581	169,525

Equity
Preferred stock	2,500	1,900	1,900
Common shares	1,257	1,257	1,257
Capital surplus	6,257	6,241	6,141
Retained earnings	15,450	15,118	14,133
Treasury stock, at cost	(5,917)	(5,923)	(5,876)
Accumulated other comprehensive income (loss)	(6,257)	(4,166)	(45)
Key shareholders’ equity	13,290	14,427	17,510
Total liabilities and equity	$190,051	$187,008	$187,035

Common shares outstanding (000)	932,938	932,643	930,544

KeyCorp Reports Third Quarter 2022 Profit
October 20, 2022

Consolidated Statements of Income
(Dollars in millions, except per share amounts)
	Three months ended			Nine months ended
	9/30/2022	6/30/2022	9/30/2021	9/30/2022	9/30/2021
Interest income
Loans	$1,134	$923	$882	$2,894	$2,659
Loans held for sale	14	10	13	36	35
Securities available for sale	196	188	135	557	398
Held-to-maturity securities	55	48	43	149	133
Trading account assets	8	7	4	21	14
Short-term investments	32	13	9	49	20
Other investments	5	4	1	11	5
Total interest income	1,444	1,193	1,087	3,717	3,264
Interest expense
Deposits	59	20	15	93	52
Federal funds purchased and securities sold under repurchase agreements	19	6	—	25	—
Bank notes and other short-term borrowings	24	9	2	36	6
Long-term debt	146	61	54	256	168
Total interest expense	248	96	71	410	226
Net interest income	1,196	1,097	1,016	3,307	3,038
Provision for credit losses	109	45	(107)	237	(422)
Net interest income after provision for credit losses	1,087	1,052	1,123	3,070	3,460
Noninterest income
Trust and investment services income	127	137	129	400	395
Investment banking and debt placement fees	154	149	235	466	614
Service charges on deposit accounts	92	96	91	279	247
Operating lease income and other leasing gains	19	28	37	79	111
Corporate services income	96	96	74	283	212
Cards and payments income	91	85	111	256	329
Corporate-owned life insurance income	33	35	33	99	94
Consumer mortgage income	14	14	33	49	106
Commercial mortgage servicing fees	44	45	34	125	112
Other income	13	3	20	11	65
Total noninterest income	683	688	797	2,047	2,285
Noninterest expense
Personnel	655	607	640	1,892	1,887
Net occupancy	72	78	74	223	225
Computer processing	77	78	67	232	211
Business services and professional fees	47	52	56	152	157
Equipment	23	26	25	72	75
Operating lease expense	24	27	30	79	95
Marketing	30	34	32	92	89
Other expense	178	176	188	512	520
Total noninterest expense	1,106	1,078	1,112	3,254	3,259
Income (loss) from continuing operations before income taxes	664	662	808	1,863	2,486
Income taxes	124	132	165	346	501
Income (loss) from continuing operations	540	530	643	1,517	1,985
Income (loss) from discontinued operations, net of taxes	2	3	2	6	11
Net income (loss)	542	533	645	1,523	1,996
Less: Net income (loss) attributable to noncontrolling interests	—	—	—	—	—
Net income (loss) attributable to Key	$542	$533	$645	$1,523	1,996

Income (loss) from continuing operations attributable to Key common shareholders	$513	$504	$616	$1,437	$1,905
Net income (loss) attributable to Key common shareholders	515	507	618	1,443	1,916
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.55	$.54	$.65	$1.55	$1.99
Income (loss) from discontinued operations, net of taxes	—	—	—	.01	.01
Net income (loss) attributable to Key common shareholders (a)	.55	.55	.66	1.56	2.00
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.55	$.54	$.65	$1.54	$1.98
Income (loss) from discontinued operations, net of taxes	—	—	—	.01	.01
Net income (loss) attributable to Key common shareholders (a)	.55	.54	.65	1.55	1.99

Cash dividends declared per common share	$.195	$.195	$.185	$.585	$.555

Weighted-average common shares outstanding (000)	924,594	924,302	942,446	924,085	955,069
Effect of common share options and other stock awards	7,861	7,506	10,077	8,679	9,712
Weighted-average common shares and potential common shares outstanding (000) (b)	932,455	931,808	952,523	932,764	964,781
(a)Earnings per share may not foot due to rounding.
(b)Assumes conversion of common share options and other stock awards, as applicable.

KeyCorp Reports Third Quarter 2022 Profit
October 20, 2022

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(Dollars in millions)
	Third Quarter 2022			Second Quarter 2022			Third Quarter 2021
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$56,151	$578	4.09%	$53,858	$449	3.34%	$49,868	$445	3.54%
Real estate — commercial mortgage	16,002	168	4.18	15,231	136	3.58	13,306	120	3.56
Real estate — construction	2,306	27	4.58	2,125	20	3.81	2,134	19	3.53
Commercial lease financing	3,892	25	2.58	3,817	24	2.47	3,922	27	2.80
Total commercial loans	78,351	798	4.05	75,031	629	3.36	69,230	611	3.50
Real estate — residential mortgage	20,256	152	3.00	18,383	131	2.85	13,168	92	2.78
Home equity loans	8,024	91	4.51	8,208	78	3.83	8,894	84	3.75
Consumer direct loans	6,766	72	4.25	6,514	68	4.19	5,175	59	4.55
Credit cards	969	28	11.63	943	24	10.20	917	23	10.07
Consumer indirect loans	52	—	—	59	—	—	2,754	22	3.15
Total consumer loans	36,067	343	3.80	34,107	301	3.53	30,908	280	3.60
Total loans	114,418	1,141	3.97	109,138	930	3.41	100,138	891	3.53
Loans held for sale	1,102	14	5.22	1,107	10	3.49	1,447	13	3.66
Securities available for sale (b), (e)	42,271	196	1.69	43,023	188	1.60	36,923	135	1.48
Held-to-maturity securities (b)	7,933	55	2.79	7,291	48	2.65	6,507	43	2.66
Trading account assets	841	8	3.65	854	7	3.45	743	4	2.19
Short-term investments	3,043	32	4.13	3,591	13	1.45	19,274	9.18
Other investments (e)	1,054	5	1.78	800	4	2.27	614	1	0.99
Total earning assets	170,662	1,451	3.30	165,804	1,200	2.83	165,646	1,096	2.64
Allowance for loan and lease losses	(1,099)			(1,103)			(1,222)
Accrued income and other assets	18,629			18,826			16,947
Discontinued assets	478			505			618
Total assets	$188,670			$184,032			$181,989
Liabilities
NOW and money market deposit accounts	$83,050	$50.24		$85,389	$18.08		$85,333	$10.05
Savings deposits	7,904	—	.01	7,891	—	.01	7,117	—	.01
Certificates of deposit ($100,000 or more)	1,347	2.47		1,487	1.44		1,975	3.59
Other time deposits	2,713	7.97		1,972	1.13		2,404	2.26
Total interest-bearing deposits	95,014	59.25		96,739	20.08		96,829	15.06
Federal funds purchased and securities sold under repurchase agreements	3,562	19	2.10	2,792	6.88		231	—	.02
Bank notes and other short-term borrowings	3,725	24	2.53	1,943	9	1.77	671	2	1.11
Long-term debt (f), (g)	17,704	146	3.32	12,662	61	1.92	12,601	54	1.73
Total interest-bearing liabilities	120,005	248.82		114,136	96.34		110,332	71.26
Noninterest-bearing deposits	49,215			50,732			50,087
Accrued expense and other liabilities	4,358			4,261			3,053
Discontinued liabilities (g)	478			505			618
Total liabilities	$174,056			$169,634			$164,090
Equity
Key shareholders’ equity	$14,614			$14,398			$17,899
Noncontrolling interests	—			—			—
Total equity	14,614			14,398			17,899
Total liabilities and equity	$188,670			$184,032			$181,989
Interest rate spread (TE)			2.48%			2.50%			2.38%
Net interest income (TE) and net interest margin (TE)		$1,203	2.74%		$1,104	2.61%		$1,025	2.47%
TE adjustment (b)		7			7			9
Net interest income, GAAP basis		$1,196			$1,097			$1,016
(a)Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the three months ended September 30, 2022, June 30, 2022, and September 30, 2021.
(c)For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)Commercial and industrial average balances include $162 million, $153 million, and $137 million of assets from commercial credit cards for the three months ended September 30, 2022, June 30, 2022, and September 30, 2021, respectively.
(e)Yield is calculated on the basis of amortized cost.
(f)Rate calculation excludes basis adjustments related to fair value hedges.
(g)A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2022 Profit
October 20, 2022

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(Dollars in millions)
	Nine months ended September 30, 2022			Nine months ended September 30, 2021
	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$53,878	$1,437	3.57%	$51,410	$1,347	3.50%
Real estate — commercial mortgage	15,278	425	3.72	12,932	351	3.63
Real estate — construction	2,154	64	3.95	2,111	58	3.65
Commercial lease financing	3,883	72	2.48	4,041	89	2.93
Total commercial loans	75,193	1,998	3.55	70,494	1,845	3.50
Real estate — residential mortgage	18,331	395	2.87	11,320	246	2.89
Home equity loans	8,191	244	3.98	9,089	257	3.78
Consumer direct loans	6,414	201	4.20	4,969	173	4.65
Credit cards	948	76	10.75	919	69	10.10
Consumer indirect loans	67	—	—	3,771	91	3.22
Total consumer loans	33,951	916	3.60	30,068	836	3.71
Total loans	109,144	2,914	3.57	100,562	2,681	3.56
Loans held for sale	1,230	36	3.94	1,531	35	3.03
Securities available for sale (b), (e)	43,396	557	1.60	33,553	398	1.60
Held-to-maturity securities (b)	7,473	149	2.66	6,713	133	2.64
Trading account assets	846	21	3.28	809	14	2.30
Short-term investments	4,636	49	1.42	18,211	20.15
Other investments (e)	836	11	1.80	616	5	1.14
Total earning assets	167,561	3,737	2.92	161,995	3,286	2.71
Allowance for loan and lease losses	(1,087)			(1,427)
Accrued income and other assets	18,315			16,626
Discontinued assets	507			651
Total assets	$185,296			$177,845
Liabilities
NOW and money market deposit accounts	$85,632	$79.12		$83,599	$30.05
Savings deposits	7,799	1.01		6,730	1.02
Certificates of deposit ($100,000 or more)	1,490	5.45		2,250	13.77
Other time deposits	2,263	8.48		2,644	8.41
Total interest-bearing deposits	97,184	93.13		95,223	52.07
Federal funds purchased and securities sold under repurchase agreements	2,226	25	1.51	242	—	.03
Bank notes and other short-term borrowings	2,135	36	2.24	764	6.96
Long-term debt (f), (g)	13,757	256	2.49	12,469	168	1.80
Total interest-bearing liabilities	115,302	410.48		108,698	226.28
Noninterest-bearing deposits	50,082			47,800
Accrued expense and other liabilities	4,149			2,853
Discontinued liabilities (g)	507			651
Total liabilities	$170,040			$160,002
Equity
Key shareholders’ equity	$15,256			$17,843
Noncontrolling interests	—			—
Total equity	15,256			17,843
Total liabilities and equity	$185,296			$177,845
Interest rate spread (TE)			2.45%			2.44%
Net interest income (TE) and net interest margin (TE)		$3,327	2.60%		$3,060	2.53%
TE adjustment (b)		20			22
Net interest income, GAAP basis		$3,307			$3,038

(a)Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the nine months ended September 30, 2022, and September 30, 2021, respectively.
(c)For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)Commercial and industrial average balances include $152 million and $131 million of assets from commercial credit cards for the nine months ended September 30, 2022, and September 30, 2021, respectively.
(e)Yield is calculated on the basis of amortized cost.
(f)Rate calculation excludes basis adjustments related to fair value hedges.
(g)A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2022 Profit
October 20, 2022

Noninterest Expense
(Dollars in millions)

	Three months ended			Nine months ended
	9/30/2022	6/30/2022	9/30/2021	9/30/2022	9/30/2021
Personnel (a)	$655	$607	$640	$1,892	$1,887
Net occupancy	72	78	74	223	225
Computer processing	77	78	67	232	211
Business services and professional fees	47	52	56	152	157
Equipment	23	26	25	72	75
Operating lease expense	24	27	30	79	95
Marketing	30	34	32	92	89
Other expense	178	176	188	512	520
Total noninterest expense	$1,106	$1,078	$1,112	$3,254	$3,259
Average full-time equivalent employees (b)	17,907	17,414	17,009	17,477	17,034
(a)Additional detail provided in Personnel Expense table below.
(b)The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense
(Dollars in millions)

	Three months ended			Nine months ended
	9/30/2022	6/30/2022	9/30/2021	9/30/2022	9/30/2021
Salaries and contract labor	$388	$357	$328	$1,093	$969
Incentive and stock-based compensation	176	163	212	522	618
Employee benefits	89	83	100	269	299
Severance	2	4	—	8	1
Total personnel expense	$655	$607	$640	$1,892	$1,887

KeyCorp Reports Third Quarter 2022 Profit
October 20, 2022

Loan Composition
(Dollars in millions)

				Change 9/30/2022 vs
	9/30/2022	6/30/2022	9/30/2021	6/30/2022	9/30/2021
Commercial and industrial (a)	$56,971	$55,245	$49,553	3.1%	15.0%
Commercial real estate:
Commercial mortgage	16,400	15,636	13,674	4.9	19.9
Construction	2,349	2,144	2,120	9.6	10.8
Total commercial real estate loans	18,749	17,780	15,794	5.4	18.7
Commercial lease financing (b)	3,877	3,956	3,982	(2.0)	(2.6)
Total commercial loans	79,597	76,981	69,329	3.4	14.8
Residential — prime loans:
Real estate — residential mortgage	20,838	19,588	14,204	6.4	46.7
Home equity loans	7,926	8,134	8,747	(2.6)	(9.4)
Total residential — prime loans	28,764	27,722	22,951	3.8	25.3
Consumer direct loans	6,803	6,665	5,324	2.1	27.8
Credit cards	977	967	928	1.0	5.3
Consumer indirect loans	50	55	77	(9.1)	(35.1)
Total consumer loans	36,594	35,409	29,280	3.3	25.0
Total loans (c), (d)	$116,191	$112,390	$98,609	3.4%	17.8%
(a)Loan balances include $166 million, $161 million, and $139 million of commercial credit card balances at September 30, 2022, June 30, 2022, and September 30, 2021, respectively.
(b)Commercial lease financing includes receivables held as collateral for a secured borrowing of $10 million, $12 million, and $16 million at September 30, 2022, June 30, 2022, and September 30, 2021, respectively. Principal reductions are based on the cash payments received from these related receivables.
(c)Total loans exclude loans of $467 million at September 30, 2022, $498 million at June 30, 2022, and $602 million at September 30, 2021, related to the discontinued operations of the education lending business.
(d)Accrued interest of $274 million, $233 million, and $212 million at September 30, 2022, June 30, 2022, and September 30, 2021, respectively, presented in "other assets" on the Consolidated Balance Sheets is excluded from the amortized cost basis disclosed in this table.

Loans Held for Sale Composition
(Dollars in millions)

				Change 9/30/2022 vs
	9/30/2022	6/30/2022	9/30/2021	6/30/2022	9/30/2021
Commercial and industrial	$292	$213	$122	37.1%	139.3%
Real estate — commercial mortgage	693	1,004	1,446	(31.0)	(52.1)
Real estate — construction	—	6	—	N/M	N/M
Commercial lease financing	2	—	—	N/M	N/M
Real estate — residential mortgage	61	83	237	(26.5)	(74.3)
Total loans held for sale	$1,048	$1,306	$1,805	(19.8)%	(41.9)%

N/M = Not Meaningful

Summary of Changes in Loans Held for Sale
(Dollars in millions)

	3Q22	2Q22	1Q22	4Q21	3Q21
Balance at beginning of period	$1,306	$1,170	$2,729	$1,805	$1,537
New originations	2,157	2,837	2,724	5,704	3,328
Transfers from (to) held to maturity, net	—	(57)	—	(1)	3305
Loan sales	(2,446)	(2,506)	(4,269)	(4,742)	(6,405)
Loan draws (payments), net	26	(133)	(12)	(12)	8
Valuation and other adjustments	5	(5)	(2)	(25)	32
Balance at end of period	$1,048	$1,306	$1,170	$2,729	$1,805

KeyCorp Reports Third Quarter 2022 Profit
October 20, 2022

Summary of Loan and Lease Loss Experience From Continuing Operations
(Dollars in millions)

	Three months ended			Nine months ended
	9/30/2022	6/30/2022	9/30/2021	9/30/2022	9/30/2021
Average loans outstanding	$114,418	$109,138	$100,138	$109,144	$100,562
Allowance for loan and lease losses at the beginning of the period	1,099	1,105	1,220	1,061	1,626
Loans charged off:
Commercial and industrial	49	39	27	118	141

Real estate — commercial mortgage	3	3	—	10	39
Real estate — construction	—	—	—	—	—
Total commercial real estate loans	3	3	—	10	39
Commercial lease financing	—	—	1	2	5
Total commercial loans	52	42	28	130	185
Real estate — residential mortgage	1	(2)	(2)	(2)	(1)
Home equity loans	—	—	1	1	7
Consumer direct loans	8	10	7	25	22
Credit cards	7	8	6	22	21
Consumer indirect loans	—	1	26	2	38
Total consumer loans	16	17	38	48	87
Total loans charged off	68	59	66	178	272
Recoveries:
Commercial and industrial	13	8	20	32	60

Real estate — commercial mortgage	2	1	1	4	8
Real estate — construction	—	1	—	1	—
Total commercial real estate loans	2	2	1	5	8
Commercial lease financing	1	1	6	2	7
Total commercial loans	16	11	27	39	75
Real estate — residential mortgage	1	1	1	2	2
Home equity loans	1	1	2	3	4
Consumer direct loans	4	1	2	7	6
Credit cards	2	1	1	5	6
Consumer indirect loans	1	—	4	2	14
Total consumer loans	9	4	10	19	32
Total recoveries	25	15	37	58	107
Net loan charge-offs	(43)	(44)	(29)	(120)	(165)
Provision (credit) for loan and lease losses	88	38	(107)	203	(377)
Allowance for loan and lease losses at end of period	$1,144	$1,099	$1,084	$1,144	$1,084

Liability for credit losses on lending-related commitments at beginning of period	173	166	152	160	197
Provision (credit) for losses on lending-related commitments	21	7	—	34	(45)
Liability for credit losses on lending-related commitments at end of period (a)	$194	$173	$152	$194	$152

Total allowance for credit losses at end of period	$1,338	$1,272	$1,236	$1,338	$1,236

Net loan charge-offs to average total loans	.15%	.16%	.11%	.15%	.22%
Allowance for loan and lease losses to period-end loans	.98	.98	1.10	.98	1.10
Allowance for credit losses to period-end loans	1.15	1.13	1.25	1.15	1.25
Allowance for loan and lease losses to nonperforming loans	293.3	256.2	195.7	293.3	195.7
Allowance for credit losses to nonperforming loans	343.1	296.5	223.1	343.1	223.1

Discontinued operations — education lending business:
Loans charged off	$1	$1	$1	$4	$3
Recoveries	1	1	1	2	2
Net loan charge-offs	$—	$—	$—	$(2)	$(1)
(a)Included in "Accrued expense and other liabilities" on the balance sheet.

KeyCorp Reports Third Quarter 2022 Profit
October 20, 2022

Asset Quality Statistics From Continuing Operations
(Dollars in millions)
	3Q22	2Q22	1Q22	4Q21	3Q21
Net loan charge-offs	$43	$44	$33	$19	$29
Net loan charge-offs to average total loans	.15%	.16%	.13%	.08%	.11%
Allowance for loan and lease losses	$1,144	$1,099	$1,105	$1,061	$1,084
Allowance for credit losses (a)	1,338	1,272	1,271	1,221	1,236
Allowance for loan and lease losses to period-end loans	.98%	.98%	1.04%	1.04%	1.10%
Allowance for credit losses to period-end loans	1.15	1.13	1.19	1.20	1.25
Allowance for loan and lease losses to nonperforming loans	293.3	256.2	251.7	233.7	195.7
Allowance for credit losses to nonperforming loans	343.1	296.5	289.5	268.9	223.1
Nonperforming loans at period end	$390	$429	$439	$454	$554
Nonperforming assets at period end	419	463	467	489	599
Nonperforming loans to period-end portfolio loans	.34%	.38%	.41%	.45%	.56%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.36	.41	.44	.48	.61

(a)Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related commitments.

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
(Dollars in millions)
	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Commercial and industrial	$169	$197	$186	$191	$253

Real estate — commercial mortgage	34	35	40	44	49
Real estate — construction	—	—	—	—	—
Total commercial real estate loans	34	35	40	44	49
Commercial lease financing	2	2	3	4	5
Total commercial loans	205	234	229	239	307
Real estate — residential mortgage	66	67	73	72	93
Home equity loans	112	120	129	135	146
Consumer direct loans	3	3	4	4	4
Credit cards	3	3	3	3	3
Consumer indirect loans	1	2	1	1	1
Total consumer loans	185	195	210	215	247
Total nonperforming loans	390	429	439	454	554
OREO	12	9	8	8	8
Nonperforming loans held for sale	17	25	20	24	35
Other nonperforming assets	—	—	—	3	2
Total nonperforming assets	$419	$463	$467	$489	$599
Accruing loans past due 90 days or more	47	41	55	68	82
Accruing loans past due 30 through 89 days	187	137	122	165	164
Restructured loans — accruing and nonaccruing (a)	254	216	219	220	270
Restructured loans included in nonperforming loans (a)	134	94	98	99	146
Nonperforming assets from discontinued operations — education lending business	3	3	4	4	4
Nonperforming loans to period-end portfolio loans	.34%	.38%	.41%	.45%	.56%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.36	.41	.44	.48	.61
(a)Restructured loans (i.e., troubled debt restructuring) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.

Summary of Changes in Nonperforming Loans From Continuing Operations
(Dollars in millions)
	3Q22	2Q22	1Q22	4Q21	3Q21
Balance at beginning of period	$429	$439	$454	$554	$694
Loans placed on nonaccrual status	80	118	87	116	116
Charge-offs	(68)	(59)	(50)	(51)	(66)
Loans sold	(3)	(8)	—	(38)	(17)
Payments	(29)	(35)	(27)	(68)	(136)
Transfers to OREO	(1)	(2)	(1)	(1)	(1)
Loans returned to accrual status	(18)	(24)	(24)	(58)	(36)
Balance at end of period	$390	$429	$439	$454	$554

KeyCorp Reports Third Quarter 2022 Profit
October 20, 2022

Line of Business Results
(Dollars in millions)

						Change 3Q22 vs.
	3Q22	2Q22	1Q22	4Q21	3Q21	2Q22	3Q21
Consumer Bank
Summary of operations
Total revenue (TE)	$891	$824	$799	$839	$870	8.1%	2.4%
Provision for credit losses	37	8	43	14	(38)	362.5	197.4
Noninterest expense	667	676	663	613	591	(1.3)	12.9
Net income (loss) attributable to Key	142	107	71	161	241	32.7	(41.1)
Average loans and leases	42,568	40,827	38,654	37,841	39,854	4.3	6.8
Average deposits	90,044	91,273	91,516	90,385	89,278	(1.3)	.9
Net loan charge-offs	17	23	22	22	35	(26.1)	(51.4)
Net loan charge-offs to average total loans	.16%	.23%	.23%	.23%	.35%	(30.4)	(54.3)
Nonperforming assets at period end	$195	$203	$217	$222	$254	(3.9)	(23.2)
Return on average allocated equity	16.20%	11.66%	8.02%	18.05%	25.81%	38.9	(37.2)

Commercial Bank
Summary of operations
Total revenue (TE)	$889	$842	$808	$1027	$884	5.6%	.6%
Provision for credit losses	74	37	41	(12)	(69)	100.0	207.2
Noninterest expense	450	410	413	501	470	9.8	(4.3)
Net income (loss) attributable to Key	295	317	284	448	379	(6.9)	(22.2)
Average loans and leases	71,464	67,825	64,684	61,078	59,856	5.4	19.4
Average loans held for sale	1,036	1,016	1,323	1,962	1,190	2.0	(12.9)
Average deposits	52,272	54,846	57,241	59,423	56,401	(4.7)	(7.3)
Net loan charge-offs	27	21	11	—	(6)	28.6	N/M
Net loan charge-offs to average total loans	.15%	.12%	.07%	—%	(.04)%	25.0	N/M
Nonperforming assets at period end	$224	$260	$250	$267	$345	(13.8)	(35.1)
Return on average allocated equity	12.63%	14.26%	13.26%	20.94%	18.02%	(11.4)	(29.9)
TE = Taxable Equivalent